    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1997
                                          Registration Statement No.____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              JLM INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                  06-1163710
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)               Identification Number)

                          8675 HIDDEN RIVER PARKWAY
                            TAMPA, FLORIDA  33637
                               (813) 632-3300
                        (Address, including zip code,
                of Registrant's principal executive offices)


                              JLM INDUSTRIES, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                        JOHN L. MACDONALD, PRESIDENT
                            JLM INDUSTRIES, INC.
                          8675 HIDDEN RIVER PARKWAY
                            TAMPA, FLORIDA  33637
                               (813) 632-3300
          (Name, address, including zip code, and telephone number
                 including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
    Title of Securities        Amount to be     Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
      to be Registered          Registered         Price Per Share(1)             Offering Price        Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock. . . . . . .      75,000 shs.               $10.19                      $764,250                $231.59
========================================================================================================================


(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the common stock reported by the Nasdaq National Market on July 24, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

       By this reference, the following documents filed or to be filed by JLM Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration
Statement:

       1. The Company's Prospectus as filed with the Commission under Rule 424(b) of the Securities Act of 1933, which is a part of the Company's Registration Statement on Form S-1 (Registration Statement No. 333-27843), as amended, contains the Company's audited consolidated financial statements for the fiscal year ended December 31, 1996 (pages F-1 through F-22, inclusive) and a description of the Company's common stock (pages 42 through 46, inclusive), which is incorporated by reference in the Company's Registration Statement on Form 8-A as filed with the Commission under the Securities Exchange Act of 1934 (Registration
              Statement No. 000-22687).

       2. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.


ITEM 4.       DESCRIPTION OF SECURITIES.

       Not applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

       DGCL Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

       DGCL Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

       DGCL Section 102(b)(7) provides that a corporation in it original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as an injunction or recission, for breach of fiduciary duty. The Company's Certificate of Incorporation (as to be in effect after completion of the Offering to which this Registration Statement relates) contains such a provision.

       The Company's Bylaws (as to be in effect after completion of the Offering to which this Registration Statement relates) further provides that the Company may indemnify its officers and directors and, to the extent authorized by the Board of Directors, employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

       In addition, prior to the completion of the Offering, the Company intends to enter into agreements (the "Indemnification Agreements") with each of the directors and certain officers of the Company pursuant to which the Company will agree to indemnify each such person against claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement (collectively, "Losses") incurred by such person and arising out of his capacity or service as a director, officer, employee and/or agent of the Company to the maximum extent permitted by applicable law. In addition, each such person shall be entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against. The Indemnification Agreements also obligate the Company to purchase and maintain insurance for the benefit and on behalf of each of its directors insuring such director in or arising out of his capacity as a director, officer, employee and/or agent of the Company. The Company has purchased such insurance, which provides coverage with respect to liabilities that may arise under the Securities Act of 1933 and against which such persons might not be indemnified by the Company.

       The underwriters also will agree to indemnify the directors and officers of the Company against certain liabilities as set forth in Section 7(c) of the Underwriting Agreement.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.


ITEM 8.       EXHIBITS.

Exhibit
Number       Description
------       -----------

4.1          Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the
             Company's Registration Statement on Form S-1, as amended, Registration Statement No. 333-27843).

4.2          Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's
             Registration Statement on Form S-1, as amended, Registration Statement No. 333-27843).

4.3          Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration
             Statement on Form S-1, as amended, Registration Statement No. 333-27843).

5            Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association, as to the
             legality of the Common Stock being registered.

23.1         Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association (contained in
             Exhibit 5).

23.2         Consent of Deloitte & Touche LLP.


ITEM 9.      UNDERTAKINGS.

             (a)    The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 29th day of July, 1997.

                                               JLM Industries, Inc.


                                               By: /s/ John L. Macdonald
                                                   -----------------------------
                                                   John L. Macdonald
                                                   President and Chief Executive
                                                   Officer


       KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of JLM Industries, Inc., a Delaware corporation, for himself and not for one another, does hereby constitute and appoint John L. Macdonald, John T. White and Frank A. Musto, each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed issuance, sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                         Date
---------                                         -----                         ----
 /s/ John L.  Macdonald                 President, Chief Executive           July 29, 1997
--------------------------------           Officer and Director
 John L. Macdonald                     (Principal Executive Officer)

 /s/ Frank A. Musto                    Chief Financial Officer, Vice         July 29, 1997
--------------------------------      President and Director (Principal
 Frank A. Musto                        Financial Officer and Principal
                                            Accounting Officer)


 /s/ Thaddeus J. Lelek                                                       July 29, 1997
--------------------------------        Vice President and Director
Thaddeus J. Lelek


 /s/ Wilfred J. Kimball                                                      July 29, 1997
--------------------------------        Vice President and Director
Wilfred J. Kimball

                                 EXHIBIT INDEX


 Exhibit                                                                                          Sequential
 -------                                                                                          ----------
 Number      Description                                                                          Page No.
 ------      -----------                                                                          --------

 4.1          Restated Certificate of Incorporation of the Company (incorporated by reference to
              Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended,
              Registration Statement No. 333-27843).

 4.2          Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit
              3.4 to the Company's Registration Statement on Form S-1, as amended,
              Registration Statement No. 333-27843).

 4.3          Common Stock Certificate (incorporated by reference to Exhibit 4 to the
              Company's Registration Statement on Form S-1, as amended, Registration Statement
              No. 333-27843).

 5            Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional
              Association, as to the legality of the Common Stock being registered.

 23.1         Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional
              Association (contained in Exhibit 5).

 23.2         Consent of Deloitte & Touche LLP.